TRAVELERS SERIES FUND INC.
                                10f-3 REPORT
                    May 1, 2004 through July 31, 2004

SB High Income Portfolio

		       Trade                            Purchase Trade   % of
Issuer		       Date  Selling Dealer  Principal  Price    Amount  Issue1



PanAmSat Corp           7/30/04 CS First Boston $625,000 100.000  $625,000 3.03A
9.000% due 8/15/14


(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

A  Includes purchases of $30,000,000 by other affiliated mutual funds.


 			TRAVELERS SERIES FUND INC.
                                10f-3 REPORT
                    Nov 16, 2004 through April 30, 2004

SB High Income Portfolio

		       Trade                            Purchase Trade   % of
Issuer		       Date  Selling Dealer  Principal  Price    Amount  Issue1


Direct TV Holdings    2/25/03 DMG Securities  800,000   100.000	 800,000 1.50A
8.375% due 3/15/13

Equistar Chemicals   11/18/03 JPMorgan Chase  1,000,000 104.690 1,046,900 6.25B
L.P., 10.625% due 5/1/11

Gaylord Entertainment 10/28/03 Banc of America 1,150,000 100.000 1,150,000 2.22C
Co., 8.000% due 11/15/13

General Motors       6/26/03 Merrill Lynch  175,000    98.620 172,585 0.67D
Corp., 30 Year Notes

General Motors       6/26/03 Morgan Stanley 175,000    99.330 173,828 0.67D
Corp., 30 Year Notes

General Motors       6/26/03 Goldman Sachs   75,000   100.000 75,000 0.67D
Corp., 30 Year Notes

General Motors       6/26/03 Warburg         75,000   100.270 75,203 0.67D
Corp., 30 Year Notes

General Motors       7/1/03  Morgan Stanley  650,000    98.620 172,585 0.67D
Corp., 30 Year Notes

Hanover Compessor Co. 12/9/03 Chase Securities 1,000,000 100.000 1,000,000 2.99E
8.625% due 12/15/10

Huntsman	    3/18/02  Deutsche Bank    325,000  100.000 325,000 3.00F
International LLC

IMCO Recycling     10/2/03   JP Morgan Chase 750,000  99.380 745,350 8.20G
Inc., 10.375% due 10/15/10

Northrop Grumman  11/16/01   JP Morgan       600  100.000  60,000 0.25H
Corp., Equity Security Units

NRG Energy, Inc.  12/17/03  Lehman Brothers 975,000 100.000 975,000 3.00I
8.000% due 12/15/13

Pinnacle Foods  2/5/04   Chase Securities  1,200,000 103.596 1,243,152 2.81J
Holdings Corp., 8.250% due 12/1/13

Premier Parks  12/2/03  Lehman Brothers  600,000 100.000 600,000 3.33K
9.625% due 6/1/14

Rayovac Corp.  9/26/03  Banc of America 1,000,000 100.000 1,000,000 2.21L
8.500% due 10/1/13

Resolution Performance 4/4/03 Morgan Stanley 200,000 100.000 200,000 2.29M Products, 9.500% due 4/15/10

Spectrasite Inc. 5/16/03  Lehman Brothers  850,000 100.000 850,000 10.00N
8.250% due 5/15/10

Tekni Plex Inc.  11/12/03 Lehman Brothers  650,000 100.000 650,000 3.64O
8.750% due 11/15/13

Tenneco Automotive 6/10/03 JP Morgan Chase 400,000 100.000 400,000 3.31P
Inc., 10.250% due 7/15/13

Vivendi Universal  4/3/03  Goldman Sachs  450,000 100.000 450,000 1.30Q
9.250% due 4/15/10

West Lake      7/21/03   CS First Boston  600,000 100.000 600,000 6.38R
Chemical Corp., 8.750% due 7/15/11

Williams Cos.  6/5/03   Lehman Brothers  1,100,000 100.000 1,100,000 4.09S
Inc., 8.625% due 6/1/10



(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

A Includes purchases of $20,200,000 by other affiliated mutual funds and discretionary accounts.
B Includes purchases of $11,453,100 by other affiliated mutual funds and discretionary accounts.
C Includes purchases of $3,850,000 by other affiliated mutual funds and discretionary accounts.
D Includes purchases of $3,859,365 by other affiliated mutual funds and discretionary accounts.
E Includes purchases of $4,980,000 by other affiliated mutual funds and discretionary accounts.
F Includes purchases of $8,675,000 by other affiliated mutual funds and discretionary accounts.
G Includes purchases of $15,649,650 by other affiliated mutual funds and discretionary accounts.
H Includes purchases of $940,000 by other affiliated mutual funds and discretionary accounts.
I Includes purchases of $29,025,000 by other affiliated mutual funds and discretionary accounts.
J Includes purchases of $4,381,848 by other affiliated mutual funds and discretionary accounts.
K Includes purchases of $9,400,000 by other affiliated mutual funds and discretionary accounts.
L Includes purchases of $5,625,000 by other affiliated mutual funds and discretionary accounts.
M Includes purchases of $3,800,000 by other affiliated mutual funds and discretionary accounts.
N Includes purchases of $14,150,000 by other affiliated mutual funds and discretionary accounts.
O Includes purchases of $9,350,000 by other affiliated mutual funds and discretionary accounts.
P Includes purchases of $9,539,000 by other affiliated mutual funds and discretionary accounts.
Q Includes purchases of $12,550,000 by other affiliated mutual funds and discretionary accounts.
R Includes purchases of $150,000 by other affiliated mutual funds and discretionary accounts.
S Includes purchases of $19,336,000 by other affiliated mutual funds and discretionary accounts.


			TRAVELERS SERIES FUND INC.
                                10f-3 REPORT
                    Aug 1, 2004 through October 31, 2004

Salomon Brothers Strategic Total Return Bond Portfolio

		   Trade                 Purchase Trade %received  % of
Issuer		   Date  Dealer  Principal  Price Amount by fund Issue1

MGM MIRAGE INC   8/11/04 Bank of  25,000  100.000 25,000  0.01%  10.95A
144A, 6.750% due 9/1/12  America

(1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.

A Includes purchases of $54,759,000 by other affiliated mutual funds and discretionary accounts.


			TRAVELERS SERIES FUND INC.
                                10f-3 REPORT
                    Aug 1, 2004 through October 31, 2004

Smith Barney High Income Portfolio

           Trade                   Purchase Trade  % received  % of
Issuer	    Date   Dealer Principal Price   Amount  by fund   Issue1

Dresser 10/14/04 Morgan   325,000  100.000  325,000  0.08%     1.57A
Rand7.375%due11/1/14 Stanley


MGM MIRAGE 8/11/04 Bankof 1,275,000 100.000 1,275,000 0.26%   10.95B
144A6.750%due9/1/12 America

(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

A Includes purchases of $6,590,000 by other affiliated mutual funds and discretionary accounts.
B Includes purchases of $54,759,000 by other affiliated mutual funds and discretionary accounts.


			TRAVELERS SERIES FUND INC.
                                10f-3 REPORT
                    Aug 1, 2004 through October 31, 2004

Smith Barney Mid Cap Core Portfolio

	        Trade                 Purchase Trade  % received  % of
Issuer		Date   Dealer  Shares  Price   Amount by fund   Issue1

Calamos Asset 10/28/04 Merrill  410   18.000  7,380   0.00%     0.50A
Management, Inc.        Lynch



(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.


A Includes purchases of $90,000 by other affiliated mutual funds and discretionary accounts.



			TRAVELERS SERIES FUND INC.
                                10f-3 REPORT
                    Jul 22, 2004 through Jul 30, 2004

Salomon Brothers Strategic Total Return Bond Portfolio

		       Trade                            Purchase Trade   % of
Issuer		       Date  Selling Dealer  Principal  Price    Amount  Issue1

Host Marriott LP      7/27/04 Deutsche Bank 25,000   98.493  24,623  2.86A
144A, 7.000% due 8/15/12

Loews Complex         7/22/04 CS First Boston 25,000   100.000  25,000  3.03B
Entertainment Corp., 9.000% due 8/1/14

PanAmSat Corp.       7/30/04 CS First Boston 25,000   100.000  25,000  2.79C
144A, 9.000% due 8/15/14


(1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.

A Includes purchases of $10,000,000 by other affiliated mutual funds and discretionary accounts.
B Includes purchases of $9,545,000 by other affiliated mutual funds and discretionary accounts.
C Includes purchases of $28,150,000 by other affiliated mutual funds and discretionary accounts.


			TRAVELERS SERIES FUND INC.
                                10f-3 REPORT
                    Apr 2, 2004 through July 22, 2004

Smith Barney High Income Portfolio

		       Trade                            Purchase Trade   % of
Issuer		       Date  Selling Dealer  Principal  Price    Amount  Issue1

Iasis Healthcare   6/10/04 Bank of America  1,250,000  100.000 1,250,000  7.37A
144A, 8.750% due 6/15/14

Loews Complex       7/22/04 CS First Boston 275,000   100.000  275,000  3.03B
Entertainment Corp., 9.000% due 8/1/14

NTL Cable PLC       4/2/04  Goldman Sachs  200,000  100.000   200,000  1.18C
8.750% due 4/15/14

Stone Container	  7/15/04 Morgan Stanley  1,275,000  100.000  1,275,000  5.05D
FIN CAN, 7.375% due 7/15/14




(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

A Includes purchases of $35,000,000 by other affiliated mutual funds and discretionary accounts.
B Includes purchases of $9,545,000 by other affiliated mutual funds and discretionary accounts.
C Includes purchases of $5,000,000 by other affiliated mutual funds and discretionary accounts.
D Includes purchases of $10,100,000 by other affiliated mutual funds and discretionary accounts.